CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 6 to Registration Statement No. 333-212884 on Form N-2 of our report dated December 20, 2017 relating to the financial statements and financial highlights of First Trust New Opportunities MLP and Energy Fund, appearing in the Annual Report on Form N-CSR of First Trust New Opportunities MLP and Energy Fund as of and for the year ended October 31, 2017.

/s/ Deloitte & Touche LLP

Chicago, Illinois
March 8, 2018